UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2019

FALCON MINERALS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38158	82-0820780
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1845 Walnut Street, 10th Floor Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 832-4161

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	FLMN	Nasdaq Capital Market
Warrants, each to purchase one share of Class A Common Stock	FLMNW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 18, 2019, Jeffrey F. Brotman, the Chief Financial Officer, Chief Legal Officer and Secretary of Falcon Minerals Corporation (the “Company”) stepped down as Chief Financial Officer, and the Company’s Board of Directors (the “Board”) appointed Bryan C. Gunderson as the Company’s new Chief Financial Officer. Mr. Brotman will remain as the Company’s Chief Legal Officer and Secretary.

Mr. Gunderson, age 38, previously served as the Executive Vice President, Finance of Nine Point Energy, a private exploration and production company where he was responsible for finance, budgeting and financial controls. Before that, from 2013 to 2016, he served as Vice President, Office of the CEO, of Triangle Petroleum, a public oil and gas business. From 2011 to 2013 he was an Associate in the Energy Financial Services division of General Electric. Before that he was a Financial Analyst in the Global Upstream division of Chevron. Mr. Gunderson received a BA from Bard College and a MBA in finance from The Wharton School, University of Pennsylvania.

Mr. Gunderson will receive an annual base salary of $275,000 and will be eligible to receive an annual performance-based bonus, with a target of 100% of base salary, based upon the attainment of certain goals to be established by the Company. In addition to the foregoing, Mr. Gunderson received 30,000 restricted shares of the Company’s Class A common stock (“RSUs”) under the Company’s 2018 Long-Term Incentive Plan (the “Plan”), which vest 25% on the 1 year and 2 year anniversaries of the start of his employment, and 50% on the 3 year anniversary of the start of his employment, so long as Mr. Gunderson remains continuously employed by the Company through each such vesting date except as otherwise provided in the grant agreement. Mr. Gunderson also received 60,000 performance stock units (“PSUs”) subject to both time vesting and performance vesting. Subject to the terms of the Plan and the grant agreement, the PSUs will time vest on June 18, 2022 and performance vest, if at all, based on the Company’s trading price of common stock for the performance period ending June 18, 2026, so long as Mr. Gunderson remains continuously employed by the Company through such vesting date except as otherwise provided in the grant agreement.

The foregoing descriptions of the Plan awards do not purport to be complete and are qualified by reference to the grant agreements, forms of which have been previously filed by the company.

There are no family relationships between Mr. Gunderson and any of the Company’s directors or executive officers. There are no related party transactions involving Mr. Gunderson that are reportable under Item 404(a) of Regulation S-K.

In connection with Mr. Brotman’s stepping down as Chief Financial Officer, he has agreed to a reduction of his annual base salary to $100,000 and to amend his award agreements to reflect a forfeiture of 25,125 unvested RSUs and 75% of his unvested PSUs.

Item 7.01. Regulation FD Disclosure

On June 18, 2019, the Company issued a press release in connection with the foregoing, a copy of which is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Information furnished pursuant to Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. This information shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release issued on June 18, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 20, 2019

FALCON MINERALS CORPORATION

By:	/s/ Jeffrey F. Brotman
Name:	Jeffrey F. Brotman
Title:	Chief Legal Officer and Secretary